Exhibit 10.14(ii)

CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Terms & Conditions

Product and License Types

A number of product and License types are available, as described in the Caché Product & License Types and Ensemble Product & License Types documents. All License types provide both development and deployment capabilities. Products are available only on selected Platforms.

License Upgrades

A License can be upgraded to a larger User or Processor count rating (of the same product and License type) by paying the difference in License Fees between the two Licenses, based on the prices and policies at the time of the upgrade. A License cannot be downgraded.

License Transfers

A License can be transferred at no charge to another Computer of the same Platform. A Platform-Independent License can be transferred to a different Platform at no charge if it is covered by a Software Update Program and the new Computer is supported by the product type.

The registered list of Named Users and their designated server(s) can be periodically changed at no charge provided that the licensed capacity is not exceeded.

License Trade-Ins

Except for those cases listed above, a License cannot be transferred to another Computer. Instead, a credit toward purchase of a new License can be obtained by trading-in the old License. These credits are also provided for trade-ins from one product or License type to another.

For the most common types of trade-ins, the Trade-In Factor is 100%. For other types of trade-ins, there is a variable Factor based on the age of the License.

Trade-In Type	Factor
Between Products (e.g. Caché to Ensemble)	[***]

Between Product Types (e.g. Entree to Elite)	[***]

From Single-Server to Multi-Server	[***]

From Platform-Specific to a different Platform	[***]

From Platform-Specific to Platform-Independent	[***]

Between License Types (e.g. Concurrent User to Named User)	[***]

The trade-in credit is equal to the discounted current License Fee for the old License (or, if it is less, the discounted current License Fee for the new License) multiplied by the Trade-In Factor shown in the table above. If the Trade-In Factor is “Age-Based”, then the percentage is based on the age of the License: [***]% in year [***], [***]% in years [***] and [***], and [***]% thereafter. The trade-in credit cannot exceed the amount actually paid for the old License.

If the Trade-In Factor is less than [***]%, then the age of the License is reset (to new) at the time of the trade-in. If the Trade-In Factor is [***]%, then the age of the License is not reset.

No trade-in credit is given for systems not covered by a Software Update Program. Transfers and trade-ins are only permitted if the old and new Computers are used by the same Customer. Only one-for-one trade-ins are permitted; multiple Licenses cannot be traded-in toward a single new License. InterSystems Corporation reserves the right to determine transfer and trade-in eligibility.

With the exception of single-user PC Licenses, InterSystems must be notified before any transfer or trade-in occurs, even if no charge applies.

      ***Confidential material which has been omitted and filed separately with the Securities and Exchange Commission.

1 July 2006

Software Update Program

The Software Update program provides free updates to new software versions. In addition, when switching computers, the Software Updates program provides free transfers in some cases and trade-in credits in other cases.

Technical Assistance Program

The Technical Assistance Program provides assistance via telephone, fax, or email for problem resolution during normal business hours; emergency assistance 24 hours/day, 7 days/week; one Customer Alert subscription; and problem updates via email.

Participation in the Software Update Program is a prerequisite for Technical Assistance. Support is only available for current releases of each product and is not available for single-user Licenses. On-site software installation is not included in Technical Assistance or License Fees.

Support Requirements

First year Software Update and Technical Assistance coverage is required for all new Licenses except Caché Entree Single-Server. Software Update coverage must continue for Platform-Independent Licenses in order to maintain their platform independence. If any Customer Caché or Ensemble Licenses are covered by Software Updates or Technical Assistance, then all Caché or Ensemble systems actively used by the Customer must be covered. Software Update and Technical Assistance charges commence seven days after shipment and thirty days advance notice is required to terminate coverage.

To initiate Software Updates and Technical Assistance coverage for a License that is not currently covered, a reinstatement fee of two times the missed fees (at list price using the pricing in effect at the time of the reinstatement) is charged.

Warranty

Each purchased License includes a thirty-day software warranty, as described in the applicable license agreement. The warranty does not include Software Update or Technical Assistance coverage.

Pre-Release Software

InterSystems may make field test or other pre-release versions of its software available from time to time. Pre-release software is provided on an “as is” basis and standard warranty and indemnification provisions do not apply. Technical Assistance and Software Update services are not provided for such software.

Additional Charges

Any travel expenses, wire fees, sales taxes, value added taxes, import duties, or other government-imposed charges applicable to License and services fees shall be paid by the Customer. Shipping terms are FOB Destination, unless otherwise noted on the invoice. The Customer shall pay shipping and handling charges as detailed on each invoice.

Payment Terms

Payment is due within 30 days of the InterSystems invoice date.

Changes

Subject to the provisions of the applicable license agreement, all prices, terms and conditions shown herein are subject to change without notice. In particular, Upgrade, Transfer, and Trade-In polices applicable to a particular transaction will be those in effect at the time of that transaction, and may differ from those in effect when a system was originally licensed.

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Agreement

InterSystems products and services are offered and made available pursuant to the terms of a License and Services Agreement, which contains additional terms and conditions applicable to the licensing, use and support of InterSystems products. Capitalized terms used in this Price List and not otherwise defined have the same meanings as those set forth in the applicable license agreement.

InterSystems Corporation – One Memorial Drive – Cambridge, MA 02142 USA
Phone: +1.617.621.0600 – Fax: +1.617.494.1631 –http://www.intersystems.com

Copyright © 2006 InterSystems Corporation – InterSystems Caché is a trademark of InterSystems Corporation

Application Partner Addendum

Application Partners

An Application Partner (Partner) develops and sells Caché-based or Ensemble-based applications to End Users. A Partner is authorized to resell Licenses for Caché and Ensemble (the Products) and, under certain circumstances, resell Services. The Partner can only resell Licenses and Services for those license and product types listed on an addendum to the Partner’s contract.

A Partner can also receive Sales Fees for Licenses and Services sold directly by InterSystems to the End User.

This addendum to the Price List and Terms and Conditions documents specifies additional terms applicable to Partners.

Value Added

In order for the Partner to qualify for resale of or to be eligible to receive Sales Fees for Licenses and Services: (a) the License must be sold in conjunction with the Partner’s applications; and (b) the Partner’s applications must be the only applications used with that License; and (c) the price of the Partner’s application(s) must equal or exceed the price of the associated License.

New License Sales

Licenses resold by Partners to End Users are Partner-Specific Licenses and may only be used for operation of that Partner’s application. Product development capabilities of Partner-Specific Licenses may only be used for minor customization of the Partner’s application by the Partner, the End User, or a third party. In addition, Partner-Specific Ensemble Licenses may only be used to integrate Partner application components to each other or to integrate the Partner’s applications with third party applications, but not to integrate third party products to each other.

When InterSystems sells a new License to an End User in order to run a Partner’s application, InterSystems will pay the Partner a Sales Fee if: (a) the End User acquires and uses the License specifically to run the Partner’s application; and (b) the License sale significantly increases the presence of InterSystems software at the End User organization.

License Upgrades and Trade-Ins

InterSystems offers License Upgrades, to increase License capacity, and Replacement Licenses, to enable an existing License to be traded-in toward the purchase of another License.

A Partner can resell License Upgrades and Replacement Licenses, but only for Licenses the Partner sold to the End User.

When InterSystems sells a License Upgrade or Replacement License directly to the End User, InterSystems will pay the Partner a Sales Fee. This Sales Fee is paid regardless of whether the Partner or InterSystems sold the initial License, as long as the Partner either sold or received a Sales Fee for the initial License.

A Partner can only sell an Upgrade or Replacement or receive a Sales Fee for an InterSystems-sold Upgrade or Replacement if the Upgrade or Replacement is directly related to the Partner’s application and if the License has Software Update and Technical Assistance coverage at the time of the Upgrade or Replacement.

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Services

InterSystems offers Technical Assistance and Software Update Programs (Services) for the Products. When InterSystems provides Services directly to an End User, InterSystems will pay the Partner a Sales Fee based on the net Services fees received by InterSystems. Such Sales Fees are only applicable to Licenses sold by the Partner or Licenses sold by InterSystems for which the Partner received a Sales Fee.

In some cases, InterSystems may authorize a Partner to resell Services to End Users. In this case, InterSystems role is limited to supplying new releases and providing backup support to the Partner. Such Partner Services fees can be paid monthly, quarterly, or annually in advance.

If a Partner is receiving payment for support of InterSystems software (whether such support is billed separately or included in support fees for the Partner’s application or other services) then that software must be covered by InterSystems Technical Assistance and Software Update programs.

Sales Fees

The Sales Fee is a percentage of the net License, Upgrade, Replacement, or Services fee received by InterSystems (after End User discounts.) If a Partner’s application utilizes a portion of the capacity of a License, InterSystems will reduce the Sales Fee percentage accordingly. If multiple Partners’ applications utilize a License, InterSystems will allocate the Sales Fee to the Partners based on its understanding of their relative usage.

For each End User, Sales Fees are only paid for revenue generated during the one-year period beginning with the initial License installation by that Partner for that End User.

Discounts

Partners receive Discounts on new License, Upgrade, Replacement, Technical Assistance and Software Updates purchases.

Current Product Releases

A Partner can only resell Licenses and Services or receive a Sales Fee for InterSystems-sold Licenses and Services if the Partner’s application and the End User system use current Product releases.

Development / Demonstration Licenses

Software used solely for development or demonstration of the Partner’s applications can be licensed or upgraded at a special [***] discount, in lieu of other discounts. This discount also applies to Software Updates, but not to Technical Assistance, for which standard terms apply.

InterSystems Corporation – One Memorial Drive – Cambridge, MA 02142 USA
Phone: +1.617.621.0600 – Fax: +1.617.494.1631 –http://www.intersystems.com

Copyright © 2006 InterSystems Corporation – InterSystems Caché is a trademark of InterSystems Corporation

      ***Confidential material which has been omitted and filed separately with the Securities and Exchange Commission.

1 July 2006